SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING  2/28/2007
FILE NUMBER 811-2729
SERIES NO.: 17

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Institutional Class                                           $ 117,658
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Private Investment Class                                      $  15,709
        Personal Investment Class                                     $   7,536
        Cash Management Class                                         $  41,516
        Reserve Class                                                 $   1,302
        Resource Class                                                $  10,305
        Corporate Class                                               $   9,825

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Institutional Class                                            000.0260
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Private Investment Class                                       000.0245
        Personal Investment Class                                      000.0233
        Cash Management Class                                          000.0256
        Reserve Class                                                  000.0217
        Resource Class                                                 000.0252
        Corporate Class                                                000.0259

74U.  1 Number of shares outstanding (000's Omitted)
        Institutional Class                                           4,233,463
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Private Investment Class                                        625,565
        Personal Investment Class                                       323,766
        Cash Management Class                                         1,691,217
        Reserve Class                                                    51,000
        Resource Class                                                  469,162
        Corporate Class                                                 274,003